S&P GLOBAL REVENUE INCREASED 13% IN THE THIRD QUARTER, COMPARED TO 3Q 2020

Diluted EPS Increased 75% to $3.30; Adjusted Diluted EPS Increased 24% to $3.54

Operating Profit Margin Increased 80 Basis Points to 51.9%

Adjusted Operating Profit Margin Increased 250 Basis Points to 55.4%

Outperformance in the Quarter was due to Surging Bank Loan Ratings and ETF AUM

Company is Now Providing GAAP Guidance and Increases Adjusted Guidance

Merger with IHS Markit Continues to Move Forward

New York, NY, October 26, 2021 – S&P Global (NYSE: SPGI) today reported third quarter 2021 results with revenue of $2,087 million, an increase of 13% compared to the same period last year, with every segment delivering revenue growth. Net income increased 75% to $797 million and diluted earnings per share increased 75% to $3.30 primarily due to the debt tender premium and fees associated with the senior notes tender offer in the prior period.

Adjusted net income increased 24% to $855 million and adjusted diluted earnings per share increased 24% to $3.54 primarily due to very strong revenue growth. The largest adjustments in the third quarter of 2021 were for costs related to the pending merger with IHS Markit and deal-related amortization related to previous acquisitions.

"The strong global economic growth, elevated M&A activity, strong stock markets, and increased volatility realized in the third quarter created a solid underpinning for our businesses. In this environment, S&P Global delivered an exceptional quarter of financial results as we continue to provide our customers with the essential intelligence they need to navigate rapidly changing markets," said Douglas L. Peterson, President and Chief Executive Officer of S&P Global. "After delivering very strong results in a difficult 2020, we expect to meaningfully surpass those results in 2021."

Merger Update: The Company continues to make progress on the merger with IHS Markit as the regulatory path to closing is becoming clearer. The UK and European regulators have now announced their views on the transaction. S&P Global and IHS Markit have committed to divest S&P Global's CUSIP Global Services and Leveraged Commentary and Data, together with a related family of leveraged loan indices, as well as IHS Markit's Oil Price Information Services (OPIS), Coal, Metals & Mining (CMM), PetroChem Wire, and Base Chemicals businesses. Based on the regulatory feedback and these divestitures, we now anticipate closing during the first quarter of 2022.

Profit Margin: The Company’s operating profit margin increased 80 basis points to 51.9% due to higher incremental profits on additional revenue partially offset by merger-related costs. Adjusted operating profit margin increased 250 basis points to 55.4% primarily due to higher incremental profits on additional revenue.

Return of Capital: During the third quarter, the Company returned $186 million to shareholders in dividends. There were no share repurchases during the quarter due to the pending merger with IHS Markit.

S&P Dow Jones Indices: S&P Dow Jones Indices LLC is a majority-owned subsidiary. The consolidated results are included in S&P Global's income statement and the portion related to the 27% noncontrolling interest is removed in net income attributable to noncontrolling interests.

Revenue increased 28% to $298 million in the third quarter of 2021 with strong growth in asset-linked fees and exchange-traded derivative activity.

Asset-linked fees include fees associated with ETFs, mutual funds, and certain over-the-counter derivatives. Revenue from ETFs is the largest component of asset-linked fees, and average ETF AUM associated with the Company’s indices increased 48% year-over-year. Quarter-ending ETF AUM associated with our indices was $2.5 trillion, a 43% increase from the end of the third quarter of 2020.

Operating profit increased 41% to $213 million. Operating profit margin increased 670 basis points to 71.3% due to substantial revenue growth and increased legal-related costs in the prior period. Adjusted operating profit increased 40% to $214 million. Adjusted operating profit margin increased 660 basis points to 71.8%. Operating profit attributable to the Company increased 41% to $155 million. Adjusted operating profit attributable to the Company increased 40% to $156 million.

Ratings: Revenue increased 14% to $1,017 million in the third quarter of 2021. Transaction revenue increased 13% to $551 million as gains in bank loan rating activity and structured finance more than offset declines in corporate bond issuance. Non-transaction revenue increased 15% to $466 million due to fees associated with surveillance, new-entity ratings, and Rating Evaluation Service activity.

Operating profit increased 18% to $644 million. Operating profit margin increased 240 basis points to 63.3% compared to the third quarter of 2020 as revenue growth outpaced expense growth. Adjusted operating profit increased 17% to $645 million and adjusted operating profit margin increased 160 basis points to 63.4%.

Market Intelligence: Revenue increased 7% to $570 million in the third quarter of 2021 with growth in Desktop, Credit Risk Solutions, and Data Management Solutions. Operating profit increased 14% to $187 million and operating profit margin improved 200 basis points to 32.8% as new product launches added to revenue growth. Adjusted operating profit increased 13% to $203 million and adjusted operating profit margin improved 190 basis points to 35.7%.

Platts: Revenue increased 8% to $239 million in the third quarter of 2021 with growth in the core subscription business augmented by growth in Global Trading Services. Operating profit increased 6% to $128 million and operating profit margin decreased 100 basis points to 53.7% primarily due to increased investment in growth initiatives. Adjusted operating profit increased 5% to $130 million and adjusted operating profit margin decreased 110 basis points to 54.6%.

Corporate Unallocated Expense: This expense increased from $36 million in the prior period to $89 million in the third quarter of 2021 primarily due to $54 million of expenses related to the pending IHS Markit merger. Adjusted Corporate Unallocated expense increased from $32 million in the prior period to $37 million primarily due to Company-owned life insurance proceeds in the prior period.

Provision for Income Taxes: The Company’s effective tax rate decreased to 19.9% in the third quarter of 2021 compared to 21.7% and the adjusted effective tax rate decreased to 19.9% compared to 22.6% in the same period last year. The decrease in the effective tax rates was primarily due to a refinement in tax accruals on foreign operations related to both a prior and current period. The Company’s effective tax rate may fluctuate from quarter to quarter due to the timing of discrete tax adjustments.

Balance Sheet and Cash Flow: Cash, cash equivalents, and restricted cash at the end of the third quarter were $5.9 billion. In the first nine months of 2021, cash provided by operating activities was $2,658 million, cash used for investing activities was $42 million, and cash used for financing activities was $772 million. Free cash flow in the first nine months of 2021 was $2,454 million, an increase of $214 million from the same period in 2020, primarily due to increased net income. Free cash flow excluding costs associated with the pending merger with IHS Markit was $2,579 million, an increase of $339 million over the same period in 2020.

Outlook: Because the Company now anticipates the closing of the merger with IHS Markit in 2022, we are able to provide 2021 GAAP guidance for the first time. 2021 reported revenue is expected to increase low double-digits. GAAP EPS guidance is expected to be in a range of $12.50 to $12.65.

The Company is providing adjusted guidance on a stand-alone basis that excludes merger expenses, and amortization of intangibles related to acquisitions. Adjusted diluted EPS guidance has been increased by $0.50 to $0.55 to a new range of $13.50 to $13.65. Guidance for free cash flow excluding certain items has also been increased to a new range of $3.6 billion to $3.7 billion.

Comparison of Adjusted Information to U.S. GAAP Information: The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted diluted earnings per share, adjusted net income, adjusted operating profit and margin, organic revenue, adjusted Corporate Unallocated expense, adjusted effective tax rates, adjusted diluted EPS guidance, free cash flow, and free cash flow excluding certain items. The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP on Exhibits 5, 7 and 8. Reconciliations of certain forward-looking non-GAAP financial measures to comparable GAAP measures are not available due to the challenges and impracticability with estimating some of the items. The Company is not able to provide reconciliations of such forward-looking non-GAAP financial measures because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted. Because of those challenges, reconciliations of such forward-looking non-GAAP financial measures are not available without unreasonable effort.

The Company’s non-GAAP measures include adjustments that reflect how management views our businesses. The Company believes these non-GAAP financial measures provide useful supplemental information that, in the case of non-GAAP financial measures other than free cash flow and free cash flow excluding certain items, enables investors to better compare the Company’s performance across periods, and management also uses these measures internally to assess the operating performance of its business, to assess performance for employee compensation purposes and to decide how to allocate resources. The Company believes that the presentation of free cash flow and free cash flow excluding certain items allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management and that such measures are useful in evaluating the cash available to us to prepay debt, make strategic acquisitions and investments, and repurchase stock. However, investors should not consider any of these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports.

Conference Call/Webcast Details: The Company’s senior management will review the third quarter 2021 earnings results on a conference call scheduled for today, October 26, at 8:30 a.m. EDT. Additional information presented on the conference call may be made available on the Company’s Investor Relations Website at http://investor.spglobal.com.

The Webcast will be available live and in replay at http://investor.spglobal.com/Quarterly-Earnings. (Please copy and paste URL into Web browser.)

Telephone access is available. U.S. participants may call (888) 603-9623; international participants may call +1 (630) 395-0220 (long-distance charges will apply). The passcode is “S&P Global” and the conference leader is Douglas Peterson. A recorded telephone replay will be available approximately two hours after the meeting concludes and will remain available until November 26, 2021. U.S. participants may call (888) 568-0346; international participants may call +1 (203) 369-3464 (long-distance charges will apply). No passcode is required.

Forward-Looking Statements: This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, including statements about COVID-19 and the merger (the “Merger”) between a subsidiary of the Company and IHS Markit Ltd. (“IHS Markit”), which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this press release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in the Company’s business strategies and methods of generating revenue; the development and performance of the Company’s services and products; the expected impact of acquisitions and dispositions; the Company’s effective tax rates; and the Company’s cost structure, dividend policy, cash flows or liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

▪worldwide economic, financial, political and regulatory conditions, and factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics (e.g., COVID-19), geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes;

▪the satisfaction of the conditions precedent to consummation of the Merger, including the ability to secure regulatory approvals and consummate related dispositions on the terms expected at all or in a timely manner;
▪the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement;
▪uncertainty relating to the impact of the Merger, divestitures and liability management transactions on the businesses of the Company and IHS Markit, including potential adverse reactions or changes to the market price of the Company’s common stock and IHS Markit shares resulting from the announcement or completion of the Merger and changes to existing business relationships during the pendency of the acquisition that could affect the Company’s and/or IHS Markit’s financial performance;
▪risks relating to the value of the Company’s stock to be issued in the Merger, significant transaction costs and/or unknown liabilities;
▪the ability of the Company to successfully integrate IHS Markit’s operations and retain and hire key personnel of both companies;
▪the ability of the Company to retain customers and to implement its plans, forecasts and other expectations with respect to IHS Markit’s business after the consummation of the Merger and realize expected synergies;
▪business disruption following the Merger;
▪the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;
▪the Company’s and IHS Markit’s ability to meet expectations regarding the accounting and tax treatments of the Merger;
▪the Company’s ability to successfully recover should it experience a disaster or other business continuity problem from a hurricane, flood, earthquake, terrorist attack, pandemic, security breach, cyber attack, data breach, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the ongoing COVID-19 pandemic;
▪the Company’s ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, and the potential for a system or network disruption that results in regulatory penalties and remedial costs or improper disclosure of confidential information or data;
▪the outcome of litigation, government and regulatory proceedings, investigations and inquiries;
▪the health of debt and equity markets, including credit quality and spreads, the level of liquidity and future debt issuances, demand for investment products that track indices and assessments and trading volumes of certain exchange traded derivatives;
▪the demand and market for credit ratings in and across the sectors and geographies where the Company operates;
▪concerns in the marketplace affecting the Company’s credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings, benchmarks and indices;
▪the effect of competitive products and pricing, including the level of success of new product developments and global expansion;
▪the Company’s exposure to potential criminal sanctions or civil penalties for noncompliance with foreign and U.S. laws and regulations that are applicable in the domestic and international jurisdictions in which it operates, including sanctions laws relating to countries such as Iran, Russia, Sudan, Syria and Venezuela, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions;
▪the continuously evolving regulatory environment, in Europe, the United States and elsewhere around the globe, affecting S&P Global Ratings, S&P Global Platts, S&P Dow Jones Indices, S&P

Global Market Intelligence and the products those business divisions offer including our ESG products, and the Company’s compliance therewith;
▪the Company’s ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;
▪consolidation in the Company’s end-customer markets;
▪the introduction of competing products or technologies by other companies;
▪the impact of customer cost-cutting pressures, including in the financial services industry and the commodities markets;
▪a decline in the demand for credit risk management tools by financial institutions;
▪the level of merger and acquisition activity in the United States and abroad;
▪the volatility and health of the energy and commodities markets;
▪our ability to attract, incentivize and retain key employees, especially in today’s competitive business environment;
▪the level of the Company’s future cash flows and capital investments;
▪the impact on the Company’s revenue and net income caused by fluctuations in foreign currency exchange rates;
▪the Company's ability to adjust to changes in European and United Kingdom markets as the United Kingdom leaves the European Union, and the impact of the United Kingdom’s departure on our credit rating activities and other offerings in the European Union and United Kingdom; and
▪the impact of changes in applicable tax or accounting requirements on the Company.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company’s businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company’s filings with the SEC, including Item 1A, Risk Factors, in our most recently filed Annual Report on Form 10-K.

No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information About the Transaction and Where to Find It
In connection with the proposed transaction, S&P Global and IHS Markit have filed and will file relevant materials with the SEC. On January 8, 2021, S&P Global filed with the SEC a registration statement on Form S-4, as amended (No. 333-251999), to register the shares of S&P Global common stock to be issued in connection with the proposed transaction. The registration statement, which was declared effective by the SEC on January 22, 2021, includes a definitive joint proxy statement/prospectus of S&P Global and IHS Markit. The definitive joint proxy statement/prospectus was mailed to the shareholders of S&P Global and IHS Markit seeking their approval of their respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE

REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT S&P GLOBAL, IHS MARKIT AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from S&P Global at its website, or from IHS Markit at its website. Documents filed with the SEC by S&P Global will be available free of charge by accessing S&P Global’s website at www.spglobal.com under the heading Investor Relations, or, alternatively, by directing a request by telephone to 866-436-8502 (domestic callers) or 212-438-2192 (international callers) or by mail to S&P Global at Investor Relations, S&P Global Inc., 55 Water Street, New York, NY 10041, and documents filed with the SEC by IHS Markit will be available free of charge by accessing IHS Markit’s website at www.ihsmarkit.com under the heading Investor Relations or, alternatively, by directing a request by telephone to 303-790-0600 or by mail to IHS Markit at IHS Markit Investor Relations and Corporate Communications, 15 Inverness Way East, Englewood, CO 80112.

About S&P Global
S&P Global is the world’s foremost provider of credit ratings, benchmarks and analytics in the global capital and commodity markets, offering ESG solutions, deep data, and insights on critical economic, market, and business factors. We've been providing essential intelligence that unlocks opportunity, fosters growth, and accelerates progress for more than 160 years. Our divisions include S&P Global Ratings, S&P Global Market Intelligence, S&P Dow Jones Indices, and S&P Global Platts. For more information, visit www.spglobal.com.

Investor Relations: http://investor.spglobal.com

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Contact:
Investor Relations:
Chip Merritt
Senior Vice President, Investor Relations
(212) 438-4321 (office)
chip.merritt@spglobal.com

News Media:
Ola Fadahunsi
Communications

(212) 438-2296 (office)
ola.fadahunsi@spglobal.com

Christopher Krantz
Communications
+44 (0) 20 7176 0060 (office)
christopher.krantz@spglobal.com

Exhibit 1
S&P Global
Condensed Consolidated Statements of Income
Three and nine months ended September 30, 2021 and 2020
(dollars in millions, except per share data)

(unaudited)	Three Months			Nine Months
	2021	2020	% Change	2021	2020	% Change

Revenue	$2,087	$1,846	13%	$6,209	$5,575	11%
Expenses	1,007	910	11%	2,897	2,631	10%
Gain on dispositions	(3)	(8)	(69)%	(5)	(16)	(72)%
Operating profit	1,083	944	15%	3,317	2,960	12%
Other income, net	(22)	(6)	N/M	(51)	(16)	N/M
Interest expense, net	31	35	(13)%	94	109	(14)%
Loss on extinguishment of debt	—	279	N/M	—	279	N/M
Income before taxes on income	1,074	636	69%	3,274	2,588	26%
Provision for taxes on income	213	138	54%	747	559	34%
Net income	861	498	73%	2,527	2,029	25%
Less: net income attributable to noncontrolling interests	(64)	(43)	(45)%	(178)	(144)	(23)%
Net income attributable to S&P Global Inc.	$797	$455	75%	$2,349	$1,885	25%

Earnings per share attributable to S&P Global Inc. common shareholders:
Net income:
Basic	$3.31	$1.89	75%	$9.76	$7.82	25%
Diluted	$3.30	$1.88	75%	$9.72	$7.78	25%

Weighted-average number of common shares outstanding:
Basic	240.9	240.6		240.8	241.2
Diluted	241.7	241.6		241.7	242.3

Actual shares outstanding at period end				241.0	240.6

N/M - Represents a change equal to or in excess of 100% or not meaningful
Note - % change in the tables throughout the exhibits are calculated off of the actual number, not the rounded number presented.

Exhibit 2
S&P Global
Condensed Consolidated Balance Sheets
September 30, 2021 and December 31, 2020
(dollars in millions)

(unaudited)	September 30,	December 31,
	2021	2020

Assets:
Cash, cash equivalents, and restricted cash	$5,907	$4,122
Other current assets	1,731	1,866
Total current assets	7,638	5,988
Property and equipment, net	256	284
Right of use assets	462	494
Goodwill and other intangible assets, net	4,998	5,087
Other non-current assets	757	684
Total assets	$14,111	$12,537

Liabilities and Equity:
Unearned revenue	2,006	2,168
Other current liabilities	1,380	1,419
Long-term debt	4,113	4,110
Lease liabilities — non-current	508	544
Pension, other postretirement benefits and other non-current liabilities	1,003	944
Total liabilities	9,010	9,185
Redeemable noncontrolling interest	3,186	2,781
Total equity	1,915	571
Total liabilities and equity	$14,111	$12,537

Exhibit 3
S&P Global
Condensed Consolidated Statements of Cash Flows
Nine months ended September 30, 2021 and 2020
(dollars in millions)

(unaudited)	2021	2020

Operating Activities:
Net income	$2,527	$2,029
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	63	60
Amortization of intangibles	74	94
Stock-based compensation	90	60
Gain on dispositions	(5)	(16)
Loss on extinguishment of debt	—	279
Other	49	54
Net changes in other operating assets and liabilities	(140)	(134)
Cash provided by operating activities	2,658	2,426

Investing Activities:
Capital expenditures	(33)	(43)
Acquisitions, net of cash acquired	(19)	(189)
Proceeds from dispositions	11	9
Changes in short-term investments	(1)	19
Cash used for investing activities	(42)	(204)

Financing Activities:
Proceeds from issuance of senior notes, net	—	1,276
Payments on senior notes	—	(1,394)
Dividends paid to shareholders	(557)	(484)
Distributions to noncontrolling interest holders, net	(171)	(143)
Repurchase of treasury shares	—	(1,164)
Exercise of stock options and employee withholding tax on share-based payments	(44)	(41)
Cash used for financing activities	(772)	(1,950)
Effect of exchange rate changes on cash	(59)	10
Net change in cash, cash equivalents, and restricted cash	1,785	282
Cash, cash equivalents, and restricted cash at beginning of period	4,122	2,886
Cash, cash equivalents, and restricted cash at end of period	$5,907	$3,168

Exhibit 4

S&P Global
Operating Results by Segment
Three and nine months ended September 30, 2021 and 2020
(dollars in millions)

(unaudited)	Three Months			Nine Months
	Revenue			Revenue
	2021	2020	% Change	2021	2020	% Change

Ratings	$1,017	$894	14%	$3,107	$2,725	14%
Market Intelligence	570	530	7%	1,664	1,565	6%
Platts	239	222	8%	700	654	7%
Indices	298	234	28%	846	733	16%
Intersegment Elimination	(37)	(34)	(9)%	(108)	(102)	(6)%
Total revenue	$2,087	$1,846	13%	$6,209	$5,575	11%

	Expenses			Expenses
	2021	2020	% Change	2021	2020	% Change

Ratings (a)	$373	$350	7%	$1,053	$967	9%
Market Intelligence (b)	383	366	4%	1,131	1,096	3%
Platts (c)	111	101	10%	308	297	4%
Indices (d)	85	83	3%	246	229	7%
Corporate Unallocated expense (e)	89	36	N/M	262	128	N/M
Intersegment Elimination	(37)	(34)	(9)%	(108)	(102)	(6)%
Total expenses	$1,004	$902	11%	$2,892	$2,615	11%

	Operating Profit			Operating Profit

	2021	2020	% Change	2021	2020	% Change
Ratings (a)	$644	$544	18%	$2,054	$1,758	17%
Market Intelligence (b)	187	164	14%	533	469	14%
Platts (c)	128	121	6%	392	357	10%
Indices (d)	213	151	41%	600	504	19%
Total reportable segments	1,172	980	20%	3,579	3,088	16%
Corporate Unallocated expense (e)	(89)	(36)	N/M	(262)	(128)	N/M
Total operating profit	$1,083	$944	15%	$3,317	$2,960	12%

N/M - Represents a change equal to or in excess of 100% or not meaningful
(a)     The three and nine months ended September 30, 2020 include a technology-related impairment charge of $5 million. Amortization of intangibles from acquisitions of $2 million and $8 million is included for the three and nine months ended September 30, 2021, respectively, and $3 million and $5 million for the three and nine months ended September 30, 2020.
(b) The nine months ended September 30, 2021 includes a gain on disposition of $2 million. The three and nine months ended September 30, 2020 includes a gain on dispositions of $4 million and $12 million, respectively, and the nine months ended September 30, 2020 includes employee severance charges of $2 million. Additionally, amortization of intangibles from acquisitions of $16 million and $49 million is included for the three and nine ended September 30, 2021, respectively, and $19 million and $58 million for the three and nine ended September 30, 2020, respectively.
(c)    Amortization of intangibles from acquisitions of $2 million is included for the three months ended September 30, 2021 and 2020, and $6 million and $7 million for the nine months ended September 30, 2021 and 2020, respectively.
(d)    Amortization of intangibles from acquisitions of $1 million is included for the three months ended September 30, 2021 and 2020, and $4 million for the nine months ended September 30, 2021 and 2020.

Exhibit 4

(e)    The three and nine months ended September 30, 2021 includes $54 million and $153 million, respectively, of IHS Markit merger costs and a gain on disposition of $3 million. The nine months ended September 30, 2021 includes a lease impairment of $3 million and Kensho retention related expense of $2 million. The three and nine months ended September 30, 2020 includes a gain on disposition of $4 million. The three and nine months ended September 30, 2020 includes Kensho retention related expense of $2 million and $10 million, respectively, and employee severance charges of $10 million for the nine months ended September 30, 2020. Additionally, amortization of intangibles from acquisitions of $7 million is included for the nine months ended September 30, 2021 and $7 million and $20 million is included for the three and nine months ended September 30, 2020, respectively.

Exhibit 5
S&P Global
Operating Results - Reported vs. Adjusted
Non-GAAP Financial Information
Three and nine months ended September 30, 2021 and 2020
(dollars in millions, except per share amounts)
Adjusted Expenses

		Three Months			Nine Months
(unaudited)		2021	2020	% Change	2021	2020	% Change

Ratings	Expenses	$373	$350	7%	$1,053	$967	9%
	Non-GAAP Adjustments (a)	—	(5)		—	(5)
	Deal-related amortization	(2)	(3)		(8)	(5)
	Adjusted expenses	$372	$341	9%	$1,045	$957	9%

Market Intelligence	Expenses	$383	$366	4%	$1,131	$1,096	3%
	Non-GAAP Adjustments (b)	—	4		2	11
	Deal-related amortization	(16)	(19)		(49)	(58)
	Adjusted expenses	$367	$351	4%	$1,083	$1,048	3%

Platts	Expenses	$111	$101	10%	$308	$297	4%
	Deal-related amortization	(2)	(2)		(6)	(7)
	Adjusted expenses	$109	$98	11%	$302	$290	4%

Indices	Expenses	$85	$83	3%	$246	$229	7%
	Deal-related amortization	(1)	(1)		(4)	(4)
	Adjusted expenses	$84	$81	4%	$242	$225	8%

Total segments	Expenses	$916	$866	6%	$2,630	$2,487	6%
	Non-GAAP Adjustments (a) (b)	—	(2)		2	5
	Deal-related amortization	(21)	(26)		(67)	(74)
	Adjusted expenses	$894	$838	7%	$2,565	$2,418	6%

Corporate Unallocated expense	Corporate Unallocated expense	$89	$36	N/M	$262	$128	N/M
	Non-GAAP adjustments (c)	(52)	2		(156)	(16)
	Deal-related amortization	—	(7)		(7)	(20)
	Adjusted expenses	$37	$32	18%	$99	$92	8%

Total SPGI	Expenses	$1,004	$902	11%	$2,892	$2,615	11%
	Non-GAAP adjustments (a) (b) (c)	(52)	—		(154)	(10)
	Deal-related amortization	(21)	(32)		(74)	(94)
	Adjusted expenses	$932	$870	7%	$2,664	$2,510	6%

Exhibit 5

Adjusted Operating Profit

		Three Months			Nine Months
(unaudited)		2021	2020	% Change	2021	2020	% Change

Ratings	Operating profit	$644	$544	18%	$2,054	$1,758	17%
	Non-GAAP Adjustments (a)	—	5		—	5
	Deal-related amortization	2	3		8	5
	Adjusted operating profit	$645	$552	17%	$2,062	$1,768	17%

Market Intelligence	Operating profit	$187	$164	14%	$533	$469	14%
	Non-GAAP Adjustments (b)	—	(4)		(2)	(11)
	Deal-related amortization	16	19		49	58
	Adjusted operating profit	$203	$179	13%	$580	$517	12%

Platts	Operating profit	$128	$121	6%	$392	$357	10%
	Deal-related amortization	2	2		6	7
	Adjusted operating profit	$130	$124	5%	$398	$364	9%

Indices	Operating profit	$213	$151	41%	$600	$504	19%
	Deal-related amortization	1	1		4	4
	Adjusted operating profit	$214	$153	40%	$604	$508	19%

Total segments	Operating profit	$1,172	$980	20%	$3,579	$3,088	16%
	Non-GAAP Adjustments (a) (b)	—	2		(2)	(5)
	Deal-related amortization	21	26		67	74
	Adjusted segment operating profit	$1,193	$1,008	18%	$3,644	$3,157	15%

Corporate Unallocated expense	Corporate Unallocated expense	$(89)	$(36)	N/M	$(262)	$(128)	N/M
	Non-GAAP adjustments (c)	52	(2)		156	16
	Deal-related amortization	—	7		7	20
	Adjusted Corporate Unallocated expense	$(37)	$(32)	18%	$(99)	$(92)	8%

Total SPGI	Operating profit	$1,083	$944	15%	$3,317	$2,960	12%
	Non-GAAP adjustments (a) (b) (c)	52	—		154	10
	Deal-related amortization	21	32		74	94
	Adjusted operating profit	$1,155	$976	18%	$3,545	$3,065	16%

Adjusted Other Income, Net

	Three Months			Nine Months
(unaudited)	2021	2020	% Change	2021	2020	% Change

Other income, net	$(22)	$(6)	N/M	$(51)	$(16)	N/M
Non-GAAP adjustments (d)	—	—		—	(3)
Adjusted other income, net	$(22)	$(6)	N/M	$(51)	$(19)	N/M

Exhibit 5
Adjusted Provision for Income Taxes

	Three Months			Nine Months
(unaudited)	2021	2020	% Change	2021	2020	% Change

Provision for income taxes	$213	$138	54%	$747	$559	34%
Non-GAAP adjustments (a) (b) (c) (d) (e) (f)	10	69		12	73
Deal-related amortization	5	8		16	22
Adjusted provision for income taxes	$228	$215	6%	$776	$655	19%

Adjusted Effective Tax Rate

	Three Months			Nine Months
(unaudited)	2021	2020	% Change	2021	2020	% Change

Adjusted operating profit	$1,155	$976	18%	$3,545	$3,065	16%
Adjusted other income, net	(22)	(6)		(51)	(19)
Interest expense, net	31	35		94	109
Adjusted income before taxes on income	$1,146	$947	21%	$3,502	$2,974	18%
Adjusted provision for income taxes	$228	$215		$776	$655
Adjusted effective tax rate [1]	19.9%	22.6%		22.2%	22.0%

1 The adjusted effective tax rate is calculated by dividing the adjusted provision for income taxes by the adjusted income before taxes on income.

Adjusted Net Income attributable to SPGI and Adjusted Diluted EPS

	2021		2020		% Change
(unaudited)	Net Income attributable to SPGI	Diluted EPS	Net Income attributable to SPGI	Diluted EPS	Net Income attributable to SPGI	Diluted EPS

	Three Months
As reported	$797	$3.30	$455	$1.88	75%	75%
Non-GAAP adjustments (a) (b) (c) (d) (e) (f)	41	0.17	210	0.87
Deal-related amortization	17	0.07	25	0.10
Adjusted	$855	$3.54	$689	$2.85	24%	24%

	Nine Months
As Reported	$2,349	$9.72	$1,885	$7.78	25%	25%
Non-GAAP adjustments (a) (b) (c) (d) (e) (f)	142	0.59	219	0.90
Deal-Related Amortization	58	0.24	72	0.30
Adjusted	$2,549	$10.55	$2,176	$8.98	17%	17%

N/M - Represents a change equal to or in excess of 100% or not meaningful

Note - Totals presented may not sum due to rounding.
Note - Adjusted operating profit margin for Ratings, Market Intelligence, Platts and Indices was 63%, 36%, 55% and 72% for the three months ended September 30, 2021. Adjusted operating profit margin for the Company was 55% for the three months ended September 30, 2021. Adjusted operating profit margin for Ratings, Market Intelligence, Platts and Indices was 66%, 35%, 57% and 71% for the nine months ended September 30, 2021. Adjusted operating profit margin for the Company was 57% for the nine months ended September 30, 2021. Adjusted operating profit margin is calculated as adjusted operating profit divided by revenue.

(a)    The three and nine months ended September 30, 2020 include a technology-related impairment charge of $5 million ($4 million after-tax).

Exhibit 5
(b)    The nine months ended September 30, 2021 includes a gain on disposition of $2 million ($2 million after-tax). The three and nine months ended September 30, 2020 includes a gain on dispositions of $4 million ($3 million after-tax) and $12 million ($11 million after-tax), respectively, and the nine months ended September 30, 2020 includes employee severance charges of $2 million ($2 million after-tax).
(c)    The three and nine months ended September 30, 2021 includes $54 million ($51 million after-tax) and $153 million ($144 million after-tax), respectively, of IHS Markit merger costs and a gain on disposition of $3 million ($2 million after-tax). The nine months ended September 30, 2021 includes a lease impairment of $3 million ($2 million after-tax) and Kensho retention related expense of $2 million ($2 million after-tax). The three and nine months ended September 30, 2020 includes a gain on disposition of $4 million ($3 million after-tax). The three and nine months ended September 30, 2020 includes Kensho retention related expense of $2 million ($2 million after-tax) and $10 million ($7 million after-tax), respectively, and employee severance charges of $10 million ($8 million after-tax) for the nine months ended September 30, 2020.
(d)    The nine months ended September 30, 2020 includes a pension related charge of $3 million ($2 million after-tax).
(e)    The nine months ended September 30, 2021 includes $5 million of tax expense associated with the re-valuation of deferred tax liabilities related to a UK income tax rate change.
(f)    The three and nine months ended September 30, 2020 includes a loss on the extinguishment of debt of $279 million ($210 million after-tax).

Exhibit 6
S&P Global
Revenue Information
Three and nine months ended September 30, 2021 and 2020
(dollars in millions)
Revenue by Type

(unaudited)	Ratings			Market Intelligence			Platts			Indices			Intersegment Elimination
	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
	Three Months
Non-Subscription / Transaction (a)	$551	$488	13%	$13	$13	3%	$2	$2	20%	$—	$—	N/M	$—	$—	N/M
Non-Transaction (b)	466	406	15%	—	—	N/M	—	—	N/M	—	—	N/M	(37)	(34)	(9)%
Subscription (c)	—	—	N/M	557	517	8%	220	205	7%	47	43	8%	—	—	N/M
Asset-Linked Fees (d)	—	—	N/M	—	—	N/M	—	—	N/M	211	156	36%	—	—	N/M
Sales Usage-Based Royalties (e)	—	—	N/M	—	—	N/M	17	15	14%	40	35	15%	—	—	N/M
Total revenue	$1,017	$894	14%	$570	$530	7%	$239	$222	8%	$298	$234	28%	$(37)	$(34)	(9)%

	Nine Months
Non-Subscription / Transaction (a)	$1,748	$1,540	14%	$40	$39	1%	$6	$4	37%	$—	$—	N/M	$—	$—	N/M
Non-Transaction (b)	1,359	1,185	15%	—	—	N/M	—	—	N/M	—	—	N/M	(108)	(102)	(6)%
Subscription (c)	—	—	N/M	1,624	1,525	6%	645	603	7%	140	132	7%	—	—	N/M
Asset-Linked Fees (d)	—	—	N/M	—	1	(83)%	—	—	N/M	589	468	26%	—	—	N/M
Sales Usage-Based Royalties (e)	—	—	N/M	—	—	N/M	49	47	4%	117	133	(12)%	—	—	N/M
Total revenue	$3,107	$2,725	14%	$1,664	$1,565	6%	$700	$654	7%	$846	$733	16%	$(108)	$(102)	(6)%

N/M - Represents a change equal to or in excess of 100% or not meaningful

Note - In the first quarter of 2021, we reevaluated our transaction and non-transaction presentation for Ratings which resulted in a reclassification from transaction revenue to non-transaction revenue of $2 million and $6 million for the three and nine months ended September 30, 2020, respectively.
(a)    Non-subscription / transaction revenue is primarily related to ratings of publicly-issued debt and bank loan ratings.
(b)    Non-transaction revenue is primarily related to surveillance of a credit rating, annual fees for customer relationship-based pricing programs, fees for entity credit ratings and global research and analytics at CRISIL. Non-transaction revenue also includes an intersegment revenue elimination, which mainly consists of the royalty of $34 million and $101 million for the three and nine months ended September 30, 2021, respectively, and $32 million and $95 million for the three and nine months ended September 30, 2020, respectively, charged to Market Intelligence for the rights to use and distribute content and data developed by Ratings.
(c)    Subscription revenue is related to credit ratings-related information products, Market Intelligence Desktop products, investment research products and other data subscriptions, real-time news, market data and price assessments, along with other information products.
(d)    Asset-linked fees is primarily related to fees based on assets underlying exchange-traded funds, mutual funds and insurance products.
(e)    Sales usage-based royalty revenue is primarily related to trading based fees from exchange-traded derivatives and licensing of its proprietary market price data and price assessments to commodity exchanges.

Exhibit 6
Revenue by Geographic Area

(unaudited)	U.S.			International
	2021	2020	% Change	2021	2020	% Change
	Three Months
Ratings	$592	$489	21%	$425	$405	5%
Market Intelligence	359	337	6%	211	193	9%
Platts	79	70	13%	160	152	5%
Indices	249	197	26%	49	37	35%
Intersegment elimination	(19)	(17)	14%	(18)	(17)	4%
Total revenue	$1,260	$1,076	17%	$827	$770	7%

	Nine Months
Ratings	$1,828	$1,601	14%	$1,279	$1,124	14%
Market Intelligence	1,056	1,007	5%	608	558	9%
Platts	226	211	7%	474	443	7%
Indices	707	619	14%	139	114	22%
Intersegment elimination	(56)	(54)	7%	(52)	(48)	6%
Total revenue	$3,761	$3,384	11%	$2,448	$2,191	12%

Exhibit 7
S&P Global
Non-GAAP Financial Information
Three and nine months ended September 30, 2021 and 2020
(dollars in millions)
 Computation of Free Cash Flow and Free Cash Flow Excluding Certain Items

(unaudited)	2021	2020
Cash provided by operating activities	$2,658	$2,426
Capital expenditures	(33)	(43)
Distributions to noncontrolling interest holders, net	(171)	(143)
Free cash flow	$2,454	$2,240
IHS Markit merger costs	125	—
Free cash flow excluding certain items	$2,579	$2,240

S&P Global Organic Revenue

(unaudited)	Three Months			Nine Months
	2021	2020	% Change	2021	2020	% Change
Total revenue	$2,087	$1,846	13%	$6,209	$5,575	11%
Ratings acquisitions	—	—		(8)	(2)
Market Intelligence divestitures	—	(2)		—	(7)
Total adjusted revenue	$2,087	$1,844	13%	$6,201	$5,566	11%

Organic revenue constant currency basis	$2,082	$1,844	13%	$6,149	$5,566	10%

Ratings Organic Revenue

(unaudited)	Three Months			Nine Months
	2021	2020	% Change	2021	2020	% Change
Ratings revenue	$1,017	$894	14%	$3,107	$2,725	14%
Acquisitions	—	—		(8)	(2)
Adjusted Ratings revenue	$1,017	$894	14%	$3,099	$2,723	14%

Market Intelligence Organic Revenue

(unaudited)	Three Months			Nine Months
	2021	2020	% Change	2021	2020	% Change
Market Intelligence revenue	$570	$530	7%	$1,664	$1,565	6%
Divestitures	—	(2)		—	(7)
Adjusted Market Intelligence revenue	$570	$528	8%	$1,664	$1,558	7%

Platts Organic Revenue

(unaudited)	Three Months			Nine Months
	2021	2020	% Change	2021	2020	% Change
Platts revenue	$239	$222	8%	$700	$654	7%
Acquisitions and divestitures	—	—		—	—
Adjusted Platts revenue	$239	$222	8%	$700	$654	7%

Exhibit 7
Indices Organic Revenue

(unaudited)	Three Months			Nine Months
	2021	2020	% Change	2021	2020	% Change
Indices revenue	$298	$234	28%	$846	$733	16%
Acquisitions and divestitures	—	—		—	—
Adjusted Indices revenue	$298	$234	28%	$846	$733	16%

Adjusted Indices Net Operating Profit

(unaudited)	Three Months			Nine Months
	2021	2020	% Change	2021	2020	% Change
Adjusted operating profit	$214	$153	40%	$604	$508	19%
Less: income attributable to NCI	58	41		161	136
Adjusted Indices Net Operating Profit	$156	$112	40%	$443	$372	19%

Exhibit 8
S&P Global
 Non-GAAP Guidance

Reconciliation of 2021 Non-GAAP Guidance

(unaudited)
	Low	High
GAAP Diluted EPS	$12.50	$12.65
Deal-related amortization	0.32	0.32
Compensation for replacement equity awards and retention plans	0.01	0.01
IHS Markit merger costs	0.67	0.67
Gain on dispositions	(0.02)	(0.02)
Lease impairment	0.01	0.01
Tax rate	0.01	0.01
Non-GAAP Diluted EPS	$13.50	$13.65